EXHIBIT  3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              LIFECELL CORPORATION

     (Originally  incorporated  under  the  name
     "Successor  LifeCell  Corporation"  on  January  6,  1992)


     First:  The  name  of  the  Corporation  is  LifeCell  Corporation.
     -----

     Second:  The  registered office of the Corporation in the State of Delaware
     ------
is  located  at  Corporation  Trust  Center,  1209  Orange Street in the City of
Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     Third:  The  purpose  of  the Corporation is to engage in any lawful act or
     -----
activity for which corporations may be organized under the General Corporation Law of Delaware.

     Fourth:  The  total  number of shares of capital stock that the Corporation
     ------
shall have authority to issue is 14,500,000, of which 2,000,000 shares of the par value of $.001 per share shall be a class designated Preferred Stock ("Preferred Stock"), and 12,500,000 shares of the par value of $.001 per share shall be a class designated Common Stock ("Common Stock").

     The voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of the Preferred Stock and Common Stock, and the authority with respect thereto expressly granted to the Board of Directors of the Corporation, are as follows:

A.     Common  Stock.
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     1.     Voting Rights.  The holders of shares of Common Stock shall have the
            -------------
following  voting  rights:

          (a) Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (b) Except as otherwise required by law or the provisions of this Restated Certificate of Incorporation, the holders of shares of Common Stock shall not be entitled to vote separately as a class on any matter submitted to a vote of the stockholders of the Corporation.

     2.     Liquidation.  Subject to the provisions of this Restated Certificate
            -----------
of Incorporation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of any preferential amount due the holders of shares of any other class or series of stock, the holders of shares of Common Stock shall be entitled to receive ratably, based on the number of shares of Common Stock held by such holders, any assets of the Corporation available for distribution to holders of Common Stock.

     3.     Dividends.  Subject  to  the provisions of this Restated Certificate
            ---------
of Incorporation, the Board of Directors, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, may declare and pay dividends on the outstanding shares of Common Stock of the Corporation.

     4.     Reacquired  Shares.  Any  shares  of  Common  Stock  purchased  or
            ------------------
otherwise acquired by the Corporation in any manner whatsoever that have been retired shall upon their retirement become authorized but unissued shares of Common Stock.

B.     Preferred  Stock.
       ----------------

     1.     Additional  Series  of  Preferred  Stock.
            ----------------------------------------

     The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, of each such series of Preferred Stock and the qualifications, limitations or restrictions, if any, thereof (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms adopted by the Board of Directors or, to the extent permitted by law, a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated.

     2.     Series  A  Preferred  Stock.
            ---------------------------

     The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of one series of Preferred Stock, the Series A Preferred Stock, designated on November 9, 1994, are as follows:

          (a)     Designation.  The designation of the series shall be "Series A
                  -----------
Preferred  Stock"  (the  "Series  A  Preferred  Stock").

          (b)     Number.  The  number  of  shares  constituting  the  Series  A
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Preferred  Stock  shall  be  300,000.

          (c)     Voting  Rights.  The  holders  of shares of Series A Preferred
                  --------------
Stock  shall  have  the  following  voting  rights:

               (i) Except as required by law or Section B.2. (c) (ii) of this Article Fourth, the holders of shares of Series A Preferred Stock shall not have any right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting or consent of stockholders. On any matters on which the holders of the Series A Preferred Stock shall be entitled to vote, each share of Series A Preferred Stock shall entitle the holder thereof to one vote multiplied by the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date for such vote.

               (ii) Without the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, the Corporation may not (A) authorize, create or issue, or increase the authorized number of shares of, any class or series of capital stock ranking prior to or on a parity with the Series A Preferred Stock either as to dividends or liquidation, (B) authorize, create or issue any class or series of common stock of the Corporation other than the Common Stock, (C) authorize any reclassification of the Series A Preferred Stock, (D) authorize, create or issue any securities convertible into capital stock prohibited by B.2 (A) or (B) of this Article Fourth, or (E) amend Section B.2 of this Article Fourth.

          (d)     Liquidation.
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               (i)     Preference.  Subject  to the rights of the holders of any
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other series of Preferred Stock ranking senior to or on a parity with the Series
A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock or and any other series of Preferred Stock ranking junior to the Series A Preferred Stock with respect to liquidation and any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to liquidation, an amount in cash per share equal to $20.00, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution. If, upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of Series A Preferred Stock and any other series of Preferred Stock ranking on a parity therewith in respect thereto or any class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such holders of shares of the preferential amounts payable to them, then the entire assets of the Corporation available for distribution to such holders of shares shall be distributed ratably among such holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. After payment of the full amount to which they are entitled upon liquidation pursuant to this Section B.2. (d) (i), the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Corporation's assets will be considered a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section B.2. (d) (i).

               (ii)     Adjustments.  The  liquidation  preference  provided for
                        -----------
herein with respect to the Series A Preferred Stock shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series A Preferred Stock.

          (e)     Conversion  Rights.
                  ------------------

               (i)     Optional Conversion.  Subject to and upon compliance with
                       -------------------
the provisions of this Section B.2. (e) (and Section B.2. (g) with respect to conversion after notice of redemption), the holder of any shares of Series A Preferred Stock shall have the right at such holder's option, at any time or from time to time, and without the payment of any additional consideration therefor, to convert any of such shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section B.2. (e) (iii) below) in effect on any Conversion Date (as defined in Section B.2 (e) (iv) below) upon the terms hereinafter set forth.

               (ii)     Automatic  Conversion.  Each outstanding share of Series
                        ---------------------
A Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, at the Conversion Price then in effect, into fully paid and nonassessable shares of Common Stock on November 9, 1997.

               (iii)     Number  of  Conversion  Shares.  Each share of Series A
                         ------------------------------
Preferred Stock shall be convertible pursuant to Sections B.2.(e) (i) and B.2.(e) (ii) into a number of shares of Common Stock determined by dividing (x) $20.00 by (y) the Conversion Price in effect on any Conversion Date. For the purposes of this Section B.2. (e), the term "Conversion Price" shall initially mean $2.99.

               (iv)     Mechanics  of  Conversion.  The  holder of any shares of
                        -------------------------
Series  A Preferred Stock may exercise the conversion right specified in Section
B.2. (e) (i) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of automatic conversion pursuant to Section B.2. (e) (ii), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is made or on the date specified in Section B.2. (e) (ii), as the case may be, and such date is referred to herein as the "Conversion Date". Subject to the provisions of Section B.2. (e) (vi)
(C) as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series A Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversion pursuant to Section B.2. (e) (ii)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section B.2. (e) (v). Subject to the provisions of Section B.2. (e) (vi) (C), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section B.2. (e) (i), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

               (v)     Fractional  Shares.  No fractional shares of Common Stock
                       ------------------
or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder or shall be held by the same holder at the time of any automatic conversion, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered or held, as the case may be. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then Current Market Price (as defined in Section B.2. (e) (vii) below), rounded to the nearest cent ($.01).

               (vi)     Common  Stock  Conversion  Price  Adjustments.  The
                        ---------------------------------------------
Conversion  Price  shall  be subject to adjustment from time to time as follows:

                    (A)     Stock  Dividends, Subdivisions, Reclassifications or
                            ----------------------------------------------------
Combinations.  If  the  Corporation  shall  (x)  declare  a  dividend  or make a
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distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that price determined by multiplying the Conversion Price in effect by a fraction (x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                    (B)     Rounding  of  Calculations; Minimum Adjustment.  All
                            ----------------------------------------------
calculations under this Section B.2.(e) (vi) shall be made to the nearest cent ($.01) or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section B.2. (e) to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than 1% of the then current Conversion Price until the end of one year after such adjustment would otherwise have been required; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the then current Conversion Price or more, provided that if the events giving rise to such adjustments occur within three months of each other, then such adjustments shall be calculated as if these events giving rise to them had occurred simultaneously on the date of the first such event.

                    (C)     Timing  of  Issuance of Additional Common Stock Upon
                            ----------------------------------------------------
Certain  Adjustments.  In  any case in which the provisions of this Section B.2.
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(e)  (vi)  shall  require  that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section B.2. (e) (v); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

               (vii)     Current  Market  Price.  The  "Current Market Price" at
                         ----------------------
any date shall mean, in the event the Common Stock is publicly traded, the average of the daily closing prices per share of such equity security for the 20 consecutive trading days ending on the trading day immediately before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 20 trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid prices regular way, in either case on the principal national securities exchange on which such equity security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the closing bid price for such day reported by NASDAQ, if such equity security is traded over-the-counter and quoted in the National Market System, or if such equity security is so traded, but not so quoted, the average of the closing bid prices of such equity security as reported by NASDAQ or any comparable system or, if such equity security is not listed on NASDAQ or any comparable system, the average of the closing bid prices as furnished by two members of the National Association of Securities Dealers, Inc., selected in good faith from time to time by the Board of Directors of the Corporation for that purpose. If such equity security is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of such equity security shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

               (viii)     Statement  Regarding  Adjustments.  Whenever  the
                          ---------------------------------
Conversion Price shall be adjusted as provided in Section B.2. (e) (vi), the Corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Stock and at the principal office of the Corporation, a statement showing in detail the method of calculation of such adjustment, the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series A Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section B.2. (e) (xi).

               (ix)     Notice  to  Holders.  In the event the Corporation shall
                        -------------------
propose  to  take  any  action of the type described in Section B.2. (e) (vi) or
B.2. (e) (x), the Corporation shall give notice to each holder of shares of Series A Preferred Stock in the manner set forth in Section B.2. (e) (viii), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten calendar days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 15 calendar days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

               (x)     Mergers,  etc.  In  the  event the Corporation shall be a
                       --------------
party to any transaction (including, without limitation, a merger, consolidation, sale, lease or transfer of all or substantially all of its assets, reclassification of the Common Stock or reorganization of the Company) as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such transaction by a holder of that number of shares of Common Stock, or fraction thereof, into which one share of Series A Preferred Stock was convertible immediately prior to such transaction.

               (xi)     Treasury  Stock.  For  the purposes of this Section B.2.
                        ---------------
(e), the sale or other disposition of any shares of Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

               (xii)     Costs.  The  Corporation  shall  pay  all  documentary,
                         -----
stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

               (xiii)     Dividends  Upon  Conversion.  In  connection  with any
                          ---------------------------
conversion of shares of Series A Preferred Stock, the Corporation shall pay accrued and unpaid dividends thereon in accordance with the provisions of Section B.2. (f) (iv).

          (f)     Dividends.
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               (i)     General.
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                    (A)     Subject  to  the  rights of the holders of any other
series of Preferred Stock ranking senior to or on a parity with the Series A Preferred Stock with respect to dividends and any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock with respect to dividends, other than the Common Stock, the holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends per share of Series A Preferred Stock at the rate per annum of (1) $1.20, during the period commencing on the date of original issuance of any shares of Series A Preferred Stock and ending on November 9, 1995, (2) $1.60, during the period commencing on November 10, 1995, and ending on November 9, 1996, and (3) $2.00, during the period commencing on November 10, 1996, and ending on November 9, 1997.

                    (B) Dividends on the Series A Preferred Stock will accrue on each February 9, May 9, August 9 and November 9, occurring after the date of original issuance (each such date being referred to herein as an "Accrual Date" and the three-month period or portion thereof, as the case may be, ending on an Accrual Date being referred to herein as an "Accrual Period"). Dividends will accrue from the date of original issuance. Dividends will be paid (when and as declared by the Board of Directors of the Corporation) annually, in the arrears, on November 9, 1995, November 9, 1996, and November 9, 1997. Each such dividend shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on such record date not exceeding 45 nor less than ten calendar days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 nor less than ten calendar days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable with respect to such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default on payment of the dividend due on such dividend payment date. However, for shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any dividend payment record date to the opening of business on the corresponding dividend payment date, the Corporation shall only be required to pay the dividend to the holder of such shares on the dividend payment record date. Except as so provided above and in Section B.2. (f) (iv) below, no payment or adjustment will be made on account of accrued or unpaid dividends upon conversion of shares of Series A Preferred Stock. Holders of shares of Series A Preferred Stock called for redemption on a redemption date falling between a dividend payment record date and the dividend payment date shall, in lieu of receiving such dividend on the dividend payment date, receive such dividend payment on the redemption payment date (unless such holders convert such shares in accordance with this Section
B.2  of  this  Article  Fourth).

                    (C) The Corporation shall pay the dividends on the Series A Preferred Stock described in Section B.2. (f) (i) (A), at the Corporation's option and in its sole discretion, out of funds legally available therefor (1) in cash, (2) in shares of Common Stock, such that the number of shares of Common Stock to be distributed as a dividend with respect to the portion of the dividend attributable to each Accrual Period shall be equal to the number obtained by dividing the dollar amount of the portion of the dividend attributable to such Accrual Period by the greater of (I) the Current Market Price of the Common Stock on the tenth trading day immediately preceding the applicable Accrual Date and (II) $2.00 (as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Common Stock), or (III) in any combination of cash and shares of Common Stock that the Corporation may determine in its sole discretion, with the number of shares of Common Stock to be distributed in connection therewith to be calculated on the basis set forth in Section B.2. (f)
(i)  (C)  (2).

                    (D) No fractional shares of Common Stock or scrip shall be issued upon payment of any dividends in shares of Common Stock. If more than one share of Series A Preferred Stock shall be held by the same holder at the time of any dividend payment date, the number of full shares of Common Stock issuable upon payment of such dividends shall be computed on the basis of the aggregate dividend amount that the Corporation has determined to pay in Common Stock shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon payment of such dividends, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then Current Market Price, rounded to the nearest cent ($.01).

                    (E) Notwithstanding the dividend rate otherwise applicable pursuant to Section B.2. (f) (i) (C) and notwithstanding any other provision of this Section B.2 of this Article Fourth to the contrary, in the event the Corporation pays any dividends in shares of Common Stock and pursuant to the provisions of Section B.2. (F) (i) (C) the Current Market Price used in the calculation of the number of shares payable in respect of such dividends in respect of any Accrual Period is less than $2.00, as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Common Stock (and, therefore, pursuant to and for purposes of Section B.2. (f) (i) (C), deemed to be equal to $2.00, as so adjusted), payment of any such dividends in shares of Common Stock calculated pursuant thereto shall constitute payment in full of any such dividends.

               (ii)     Allocation  of  Dividends.  Dividends  on  the  Series A
                        -------------------------
Preferred Stock, if paid, or if declared and set apart for payment, must be paid or declared and set apart for payment on all outstanding shares of Series A Preferred Stock contemporaneously. In the event dividends on the Series A
Preferred Stock and any other series of Preferred Stock ranking on a parity therewith in respect thereto or any other class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto are declared and paid in an amount less than all accumulated and current dividends on all of such shares, the total amount declared and paid shall be allocated among all of such shares so that the per share dividend to be declared and paid on each share is the same percentage of the sum of the accumulated dividends for each such share. In the event dividends are declared and paid on the Series A Preferred Stock in a combination of cash and shares of Common Stock, the percentage of the dividend paid in cash and the percentage of the dividend paid in stock must be the same for each share of Series A Preferred Stock.

               (iii)     Dividend Priorities.  The Corporation shall not declare
                         -------------------
or pay any distributions to the holders of the Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred Stock in respect of dividends during any period of time in which any shares of Series A Preferred Stock are outstanding or in which any dividends payable on any shares of Series A Preferred Stock have not been declared and paid in full. In this Section B.2. (f) (iii), "distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend solely in shares of Common Stock), or the purchase or redemption by the Corporation of shares of Common Stock or any other shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock in respect of dividends for cash or property, but does not include the repurchase by the Corporation of shares from an officer, director, employee or consultant of the Corporation.

               (iv)     Dividends  on  Conversion  or  Redemption.
                        -----------------------------------------

                    (A) Immediately prior to the conversion of any shares of Series A Preferred Stock into Common Stock or the redemption of any shares of Series A Preferred Stock, all accrued and unpaid dividends payable pursuant to Section B.2. (f) (whether or not declared) on such shares so converted or redeemed, as the case may be, (prorated until the date of conversion or redemption, as the case may be, in respect of the Accrual Period in which such date occurs) shall be payable, at the Corporation's option and in its sole discretion, out of funds legally available therefor (1) in cash, (2) in shares of Common Stock, such that the number of shares of Common Stock to be distributed with respect to the portion of the dividend attributable to each Accrual Period shall be equal to the number obtained by dividing the dollar amount of the portion of the dividend attributable to such Accrual Period by the greater of (I) the Current Market Price of the Common Stock on the tenth trading day immediately preceding the applicable Accrual Date and (II) $2.00 (as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Common Stock), or (III) in any combination of cash and shares of Common Stock that the Corporation may determine in its sole discretion, with the number of shares of Common Stock to be distributed in connection therewith to be calculated on the basis set forth in Section B.2. (f) (iv) (A) (2).

                    (B) No fractional shares of Common Stock or scrip shall be issued upon payment of any dividends in shares of Common Stock upon conversion or redemption of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, shall be held by the same holder at the time of any automatic conversion or shall be held by the same holder at the time of any redemption, as the case may be, the number of full shares of Common Stock issuable upon payment of such dividends shall be computed on the basis of the aggregate dividend amount that the Corporation has determined to pay in Common Stock shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon payment of such dividends, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then Current Market Price, rounded to the nearest cent ($.01).

                    (C) Notwithstanding the dividend rate otherwise applicable pursuant to Section B.2. (f) (i) (A) and notwithstanding any other provision of this Section B.2 of this Article Fourth to the contrary, in the event the Corporation pays any dividends in shares of Common Stock upon conversion or redemption of any shares of Series A Preferred Stock and pursuant to the provisions of Section B.2. (f) (iv) (A) the Current Market Price used in the calculation of the number of shares payable in respect of such dividends in respect of any Accrual Period is less than $2.00, as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Common Stock (and, therefore, pursuant to and for purposes of Section B.2. (f) (iv) (A), deemed to be equal to $2.00, as so adjusted), payment of any such dividends in shares of Common Stock calculated pursuant thereto shall constitute payment in full of any such dividends.

          (g)     Redemption.
                  ----------

               (i)     General.
                       -------

                    (A) At any time after November 9, 1995, the Corporation may redeem in whole or in part the then outstanding shares of Series A Preferred Stock; provided, however, that the Corporation may not redeem any shares of Series A Preferred Stock unless the Current Market Price of the Common Stock on a date (which date may be prior to, on or after November 9, 1995) that is within ten trading days of the date notice of redemption is given pursuant to Section
B.2. (g) (iii) equals or exceeds $5.17 (as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Common Stock).

                    (B) The Corporation shall redeem the Series A Preferred Stock by paying a redemption amount equal to $20.00 per share of Series A Preferred Stock (the "Redemption Price"), at the Corporation's option and in its sole discretion, out of funds legally available therefor (1) in cash, (2) in shares of Common Stock, such that the number of shares of Common Stock to be distributed in payment of the Redemption Price shall be equal to the number obtained by dividing the dollar amount of the Redemption Price by the lesser of
(I) the Current Market Price of the Common Stock on the tenth trading day immediately preceding the date notice of redemption is given pursuant to Section
B.2.  (g) (iii) and (II) the Conversion Price on the redemption payment date, or
(3) in any combination of cash and shares of Common Stock that the Corporation may determine in its sole discretion, with the number of shares of Common Stock distributed in connection therewith to be calculated on the basis set forth in Section B.2. (f) (iv) (B) (2).

                    (C) No fractional shares of Common Stock or scrip shall be issued upon payment of the Redemption Price or any portion thereof in shares of Common Stock. If more than one share of Series A Preferred Stock shall be held by the same holder at the time of any redemption, the number of full shares of Common Stock issuable upon payment of the Redemption Price, or any portion thereof, shall be computed on the basis of the aggregate Redemption Price that the Corporation has determined to pay in Common Stock shares. Instead of any fractional shares of Common Stock which would otherwise be issuable upon payment of any such Redemption Price, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then Current Market Price, rounded to the nearest cent ($.01).

                    (D) In connection with any redemption of shares of Series A Preferred Stock, in addition to the Redemption Price, the Corporation shall pay accrued and unpaid dividends thereon in accordance with the provisions of Section B.2. (f) (iv).

                    (E) The Redemption Price payable pursuant hereto shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to any shares of the Series A Preferred Stock.

               (ii)     Partial  Redemption.  In  case of the redemption of only
                        -------------------
part of the Series A Preferred Stock at the time outstanding, at the option of the Board of Directors, such redemption shall be made pro rata or the shares to be redeemed shall be chosen by lot in such manner as may be prescribed by the Board of Directors.

               (iii)     Notice.
                         ------

                    (A) Notice of any proposed redemption of Series A Preferred Stock shall be given by the Corporation by mailing a copy of such notice by first class mail, postage prepaid, not less than 30 nor more than 90 calendar days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at his address appearing on the books of the Corporation.

                    (B)     Each  such  notice  shall state, among other things,
(1) the redemption payment date, (2) whether the Redemption Price will be paid in shares of Common Stock or cash, or in a combination of Common Stock and cash,
(3) that dividends on the shares to be redeemed shall cease to accrue following such redemption payment date, and (4) that dividends accrued to and including the date fixed for redemption will be paid as specified in said notice.

                    (C) Notice having been mailed as aforesaid, from and after the redemption payment date, unless the Corporation shall be in default in providing money or Common Stock for the payment of the Redemption Price (or for any accrued and unpaid dividends to and including the redemption payment date),
(1) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, (2) said shares shall be deemed no longer outstanding, and (3) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation any monies or Common Stock payable upon redemption without interest thereon) shall cease except for the rights applicable to any Common Stock paid pursuant to the redemption.

               (iv)     Conversion  Prior  to  Redemption.  The  holder  of  any
                        ---------------------------------
shares of Series A Preferred Stock to whom notice of redemption has been given pursuant hereto may pursuant to the provisions of Section B.2. (f) hereof elect to convert the shares of Series A Preferred Stock for which notice of redemption has been given at any time on or prior to the tenth calendar day immediately preceding the redemption payment date.

          (h)     Reacquired  Shares.  Any  shares  of  Series A Preferred Stock
                  ------------------
redeemed, purchased, converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of such series and shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement and the filing of any certificate required in connection therewith pursuant to the Delaware General Corporation Law become authorized but unissued shares of Preferred Stock.

C.     Number  of  Authorized  Shares.
       ------------------------------

     The number of authorized shares of any class of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote on matters submitted to a vote of the stockholders of the Corporation, and no class vote shall be required in connection therewith.

D.     No  Preemptive  Rights.
       ----------------------

     No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided herein or by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

     Fifth:  The  Corporation  is  to  have  perpetual  existence.
     -----

     Sixth:  Elections  of  directors  need  not be by written ballot unless the
     -----
bylaws  of  the  Corporation  shall  so  provide.

     Seventh:
     -------

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B. The Corporation shall indemnify any director or officer to the full extent permitted by Delaware law.

     Eighth:  In  furtherance of, and not in limitation of, the powers conferred
     ------
by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, or adopt new bylaws, without any action on the part of the stockholders.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation, which restates and integrates and also amends the Corporation's Restated Certificate of Incorporation as heretofore amended, after having been duly adopted by the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, to be signed by its duly authorized officer on this 20th day of June, 1995.

     LIFECELL  CORPORATION



     By                  /s/  Paul  M.  Frison
       ---------------------------------------
     Paul  M.  Frison,  Chairman  of  the  Board,
     President  and  Chief  Executive  Officer


     LIFECELL  CORPORATION

     CERTIFICATE  OF  DESIGNATION
     OF  SERIES  B  PREFERRED  STOCK

     Pursuant  to  Section  151  of  the
     General  Corporation  Law  of  the  State  of  Delaware


     LifeCell Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
     FIRST:  That  the  Board  of  Directors  of  the Corporation, pursuant to a
     -----
unanimous consent of the Board of Directors dated as of November 6, 1996, duly adopted the following resolution:
     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, out of the authorized but unissued shares of Preferred Stock of the Corporation this Board of Directors hereby creates a series of the Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Corporation, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Restated Certificate of Incorporation of the Corporation which are applicable to Preferred Stock of all series) as follows:

     1.     Designation.  The  designation  of  the  series  shall  be "Series B
            -----------
Preferred  Stock"  (the  "Series  B  Preferred  Stock").

     2.     Number.  The  number  of  shares constituting the Series B Preferred
            ------
Stock  shall  be  182,205.

     3.     Voting  Rights.
            --------------

          (a)     General.  Each share of Series B Preferred Stock shall entitle
                  -------
the holder thereof to one vote for each share of Common Stock, $.001 par value per share, of the Corporation (the "Common Stock"), into which such share of Series B Preferred Stock is convertible on the record date for such vote on all matters submitted to a vote of the stockholders of the Corporation.

          (b)     Directors.  At  any  meeting  of  the  stockholders  of  the
                  ---------
Corporation held for the election of directors, the holders of Series B Preferred Stock, voting separately as a series, shall be entitled to elect three members of the Board of Directors of the Corporation.

          (c)     Other.  Without the vote or consent of the holders of at least
                  -----
a majority of the shares of Series B Preferred Stock then outstanding, the Corporation may not authorize or create any class or series of capital stock ranking prior to or on a parity with the Series B Preferred Stock either as to redemption or liquidation.

     4.     Liquidation.
            -----------

          (a)     Preference.  The  Series  B  Preferred  Stock  shall rank on a
                  ----------
parity with the Series A Preferred Stock, $.001 par value per share, of the Corporation (the "Series A Preferred Stock"), with respect to liquidation. All capital stock of the Corporation other than the Series A Preferred Stock and the Series B Preferred Stock is referred to herein as the "Junior Securities". In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each holder of record of the issued and outstanding shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Securities, an amount in cash equal to the aggregate Liquidation Value (as defined below) of all shares of Series B Preferred Stock then held by such holder, plus an amount equal to all dividends accrued and unpaid on such shares (whether or not declared) up to the date fixed for distribution. If, upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of Series B Preferred Stock, the Series A Preferred Stock and any other series of Preferred Stock ranking on a parity therewith in respect thereto or any class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such holders of shares of the preferential amounts payable to them, then the entire assets of the Corporation available for distribution to such holders of such shares shall be distributed ratably among such holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of the Series B Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series B Preferred Stock and each share of Common Stock in connection with such liquidation, dissolution or winding up.

          (b) After payment of the full amount to which they are entitled upon liquidation pursuant to Section 4(a), the holders of shares of Series B Preferred Stock shall be entitled to participate ratably in any distribution of any remaining assets of the Corporation legally available for distribution to the holders of Common Stock with the holders of record of the then issued and outstanding shares of Common Stock, as a single class, on the basis of the number of shares held by each such holder of Series B Preferred Stock (for the purposes of this Section 4(b), treating such shares of Series B Preferred Stock as if converted into shares of Common Stock pursuant to the provisions of this Certificate).

          (c)     Liquidation  Value;  Adjustments.  "The  Liquidation Value" of
                  --------------------------------
any particular share of Series B Preferred Stock as of any particular date shall equal $100.00. The Liquidation Value shall be equitably adjusted by the Corporation to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series B Preferred Stock.

     5.     Conversion  Rights.  The  Series  B  Preferred  Stock  shall  be
            ------------------
convertible  as  follows:

          (a)     Optional  Conversion.  Subject to and upon compliance with the
                  --------------------
provisions of this Section 5, the holder of any shares of Series B Preferred Stock shall have the right at such holder's option, at any time or from time to time, and without the payment of any additional consideration therefor, to convert any of such shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined in Section 5(c) below) in effect on any Conversion Date (as defined in Section 5(d) below) upon the terms hereinafter set forth.

          (b)     Automatic  Conversion.  Each  outstanding  share  of  Series B
                  ---------------------
Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, at the Conversion Price then in effect, into fully paid and nonassessable shares of Common Stock on the earlier to occur of the following:

               (i) the date of the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offering and sale of Common Stock, or of any equity security that as a part of a unit includes Common Stock, for the account of the Corporation, in which the aggregate gross proceeds received by the Corporation, net of any underwriter discounts or commissions, equals or exceeds $20,000,000, and in which the public offering price per share of Common Stock equals or exceeds $9.30 (as equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares); and

               (ii) the date first occurring after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock, or of any equity security that as a part of a unit includes Common Stock, for the account of the Corporation, in which the aggregate gross proceeds received by the Corporation, net of any underwriter discounts or commissions, equals or exceeds $20,000,000, on which the Current Market Price (as defined in the first sentence of Section 5(j) below) of the Common Stock equals or exceeds $9.30 (as equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares).

          (c)     Number of Conversion Shares.  Each share of Series B Preferred
                  ---------------------------
Stock shall be convertible pursuant to Sections 5(a) and 5(b) into a number of shares of Common Stock determined by dividing (i) the Liquidation Value (as it may be adjusted pursuant to Section 4(c) hereof) by (ii) the Conversion Price in effect on any Conversion Date. For the purposes of this Section 5, the term "Conversion Price" shall initially mean $3.10. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to Section 5(f).

          (d)     Conversion  Procedures.  The  holder of any shares of Series B
                  ----------------------
Preferred Stock may exercise the conversion right specified in Section 5(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of automatic conversion pursuant to Section 5(b), the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is made or on a date specified in Section 5(b), as the case may be, and such date is referred to herein as the "Conversion Date". Subject to the provisions of Section 5(f)(iv), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series B Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversion pursuant to Section 5(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 5(e). Subject to the provisions of
Section 5(f)(iv), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 5(a)), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (e)     Fractional  Shares.  No  fractional  shares of Common Stock or
                  ------------------
scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder or shall be held by the same holder at the time of any automatic conversion, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered or held, as the case may be. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then Current
Market Price (as defined in Section 5(j) below), rounded to the nearest cent ($.01).

          (f)     Conversion  Price  Adjustments.  The Conversion Price shall be
                  ------------------------------
subject  to  adjustment  from  time  to  time  as  follows:

               (i) If and whenever on or after the date of the original issuance of the Series B Preferred Stock, the Corporation issues or sells, or in accordance with Section 5(g) is deemed to have issued or sold, any shares of its Common Stock (other than Excluded Stock) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, or deemed issue or sale then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (A) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale or deemed issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale or deemed issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale or deemed issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale or deemed issue or sale.

               (ii)     For  purposes  of this Section 5, "Excluded Stock" means
(A) Common Stock issued or reserved for issuance by the Company as a dividend on Preferred Stock or upon any subdivision or split-up of the outstanding shares of any shares of capital stock of the Company or any recapitalization thereof, or upon conversion of any shares of Preferred Stock, (B) Common Stock issuable pursuant to any options, warrants or other rights that are outstanding on the effective date of this Certificate, (C) Common Stock issued or issuable in connection with a Board-approved acquisition of a business by the Company as a result of which the Company owns in excess of 50% of the voting power of such business, (D) Common Stock issued or issuable to employees, officers, consultants, directors or vendors of the Company or pursuant to any Board-approved employee, officer, consultant or director benefit plan, including without limitation any stock option plan, and (E) Common Stock issued or issuable to (1) banks, savings and loan associations, equipment lessors or similar lending institutions in connection with such entities providing Board-approved credit facilities or equipment financings to the Company or (2) any party to any technology transfer agreement, distribution agreement, marketing agreement or any other agreement similar thereto, with the Company, as approved by the Board. For purposes of this Section 5, "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 5(g)(i) and 5(g)(ii) hereof regardless of whether Options (as defined below) or Convertible Securities (as defined below) are actually exercised or converted at such time.


               (iii) All calculations under this Section 5(f) shall be made to the nearest cent ($.01) or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than 1% of the then current Conversion Price until the end of the calendar year after such adjustment would otherwise have been required; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the then current Conversion Price or more, provided that if the events giving rise to such adjustments occur within three months of each other, then such adjustments shall be calculated as if these events giving rise to them had occurred simultaneously on the date of the first such event.

               (iv) In any case in which the provisions of this Section 5(f) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 5(e); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (g)     Effect on Conversion Price of Certain Events.  For purposes of
                  --------------------------------------------
determining the adjusted Conversion Price under Section 5(f), the following shall be applicable:

               (i)     Issuance of Rights or Options.  If the Corporation in any
                       -----------------------------
manner grants or sells any rights to subscribe for or purchase Common Stock or Convertible Securities ("Options") and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock ("Convertible Securities") issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (ii)     Issuance  of Convertible Securities.  If the Corporation
                        -----------------------------------
in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5(g), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (iii)     Change  in  Option  Price  or  Conversion Rate.  If the
                         ----------------------------------------------
purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series B Preferred Stock. For purposes of this Section 5(g), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

               (iv)     Treatment of Expired Options and Unexercised Convertible
                        --------------------------------------------------------
Securities.  Upon  the  expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series B Preferred Stock. For purposes of this Section 5(g), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series B Preferred Stock.

               (v)     Calculation  of  Consideration  Received.  If  any Common
                       ----------------------------------------
Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Corporation therefor (net of any underwriter, placement agent or broker discounts and commissions). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Current Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach an agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

               (vi)     Integrated  Transactions.  In  case any Option is issued
                        ------------------------
in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               (vii)     Treasury  Shares.  For  the  purpose of this Section 5,
                         ----------------
the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii)     Record Date.  If the Corporation takes a record of the
                          -----------
holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (h)     Subdivision  or  Combination  of  Common  Stock.  If  the
                  -----------------------------------------------
Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (i)     Reorganization,  Reclassification,  Consolidation,  Merger  or
                  --------------------------------------------------------------
Sale.  Any  recapitalization,  reorganization,  reclassification, consolidation,
   -
merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Sections 4, 6 and 7 hereof shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series B Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (j)     Current  Market Price.  The "Current Market Price" means as to
                  ---------------------
any security the average of the closing prices of such security's sales on all domestic or foreign securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any such day security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market or NASDAQ SmallCap Market, as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market or the NASDAQ SmallCap Market (as applicable), the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days consisting of the day as of which "Current Market Price" is being determined and the 29 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ National Market or the NASDAQ SmallCap Market or the domestic over-the-counter market, the "Current Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of shares of Series B Preferred Stock representing a majority of the shares of Series B Preferred Stock then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Corporation and the holders of shares of Series B Preferred Stock representing a majority of the shares of shares of Series B Preferred Stock then outstanding. The determination of such appraiser shall be final and binding on the Corporation and the holders of the shares of Series B Preferred Stock and the fees and expenses of such appraiser shall be paid by the Corporation.

          (k)     Statement  Regarding  Adjustments.  Whenever  the  Conversion
                  ---------------------------------
Price shall be adjusted as provided in this Section 5, the Corporation shall forthwith file, at the office of any transfer agent for the Series B Preferred Stock and at the principal office of the Corporation, a statement showing in detail the method of calculation of such adjustment, the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series B Preferred Stock at its address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 5(l).

          (l)     Notice to Holders.  In the event the Corporation shall propose
                  -----------------
to take any action of the type described in this Section 5, the Corporation shall give notice to each holder of shares of Series B Preferred Stock in the manner set forth in Section 5(k), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten calendar days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 15 calendar days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (m)     Costs.  The  Corporation  shall  pay  all  documentary, stamp,
                  -----
transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series B Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

          (n)     Dividends  Upon Conversion.  In connection with any conversion
                  --------------------------
of shares of Series B Preferred Stock, the Corporation shall pay accrued and unpaid dividends thereon in accordance with the provisions of Section 7(d).

          (o)     Certain  Events.  If any event occurs of the type contemplated
                  ---------------
by the provisions of Section 5(f)(i) but not expressly provided for by such provisions, then the Conversion Price shall be adjusted by the Corporation's Board of Directors in good faith so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

     6.     Purchase  Rights.
            ----------------

          If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series B Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     7.     Dividends.
            ---------

          (a)     General.
                  -------

               (i) The Series B Preferred Stock shall rank on parity with the Series A Preferred Stock with respect to dividends. During the period commencing on the date on which the first share of Series B Preferred Stock is issued and terminating on the fifth anniversary of such date, the holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends per share of Series B Preferred Stock at the rate per annum equal to the greater of (A), if any shares of Series A Preferred Stock are then outstanding, the per annum rate of dividends per share of Series A Preferred Stock then payable thereon, (B) $6.00 (as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series A Preferred Stock or Series B Preferred Stock, as the case may be) and (C) the per annum rate of dividends per share paid by the Corporation on the Common Stock.

               (ii) Dividends on the Series B Preferred Stock will accrue on each March 31, June 30, September 30 and December 31, occurring after the date of original issuance (each such date being referred to herein as an "Accrual Date" and the three-month period or portion thereof, as the case may be, ending on an Accrual Date being referred to herein as an "Accrual Period"), whether or not such dividends have been declared, and whether or not there are funds of the Corporation legally available for the payment of dividends, and will cease accruing on September 30, 2001. Dividends will be paid (when and as declared by the Board of Directors of the Corporation) quarterly, in arrears, on each February 15, May 15, August 15 and November 15, occurring in 1997, 1998, 1999, 2000 and 2001. Each such dividend shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register of the Corporation on such record date not exceeding 45 nor less than ten calendar days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 nor less than ten calendar days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable with respect to such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default on payment of the dividend due on such dividend payment date. For shares of Series B Preferred Stock surrendered for conversion during the period from the close of business on any dividend payment record date to the opening of business on the corresponding dividend payment date, the Corporation shall pay the dividend to the holder of such shares on the dividend payment record date. Except as so provided above and in Section 7(d) below, no payment or adjustment will be made on account of accrued or unpaid dividends upon conversion of shares of Series B Preferred Stock.

               (iii) The Corporation shall pay the dividends on the Series B Preferred Stock described in Section 7(a)(i), at the Corporation's option and in its sole discretion, out of funds legally available therefor (A) in cash, (B) in shares of Series B Preferred Stock having an aggregate Liquidation Value (as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series B Preferred Stock) at the time of such payment equal to the amount of the dividend to be paid, or (C) in any combination of cash and shares of Series B Preferred Stock that the Corporation may determine in its sole discretion, with the number of shares of Series B Preferred Stock to be distributed in connection therewith to be calculated on the basis set forth in Section 7(a)(iii)(B).

               (iv) No fractional shares of Series B Preferred Stock or scrip shall be issued upon payment of any dividends in shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be held by the same holder at the time of any dividend payment date, the number of full shares of Series B Preferred Stock issuable upon payment of such dividends shall be computed on the basis of the aggregate dividend amount that the Corporation has determined to pay in Series B Preferred Stock shares. Instead of any fractional shares of Series B Preferred Stock which would otherwise be issuable upon payment of such dividends, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the Liquidation Value (as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series B Preferred Stock), rounded to the nearest cent ($.01).

          (b)     Allocation  of Dividends.  Dividends on the Series B Preferred
                  ------------------------
Stock, if paid, or if declared and set apart for payment, must be paid or declared and set apart for payment on all outstanding shares of Series B Preferred Stock contemporaneously. In the event dividends on the Series B
Preferred Stock and any other series of Preferred Stock ranking on a parity therewith in respect thereto or any other class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto are declared and paid in an amount less than all accumulated and current dividends on all of such shares, the total amount declared and paid shall be allocated among all of such shares so that the per share dividend to be declared and paid on each share is the same percentage of the sum of the accumulated dividends for each such share. In the event dividends are declared and paid on the Series B Preferred Stock in a combination of cash and shares of Series B Preferred Stock, the percentage of the dividend paid in cash and the percentage of the dividend paid in stock must be the same for each share of Series B Preferred Stock.

          (c)     Dividends  on  Conversion.
                  -------------------------

               (i) Immediately prior to the conversion of any shares of Series B Preferred Stock into Common Stock, all accrued and unpaid dividends payable pursuant to Section 7 (whether or not declared) on such shares so converted (prorated until the date of conversion in respect of the Accrual Period in which such date occurs) shall be payable, at the Corporation's option and in its sole discretion, out of funds legally available therefor (A) in cash,
(B) in shares of Series B Preferred Stock, such that the number of shares of Series B Preferred Stock to be distributed with respect to the portion of the dividend attributable to each Accrual Period shall have an aggregate Liquidation Value (as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series B Preferred Stock) at the time of such payment equal to the amount of the dividend to be paid, or (C) in any combination of cash and shares of Series B Preferred Stock that the Corporation may determine in its sole discretion, with the number of shares of Common Stock to be distributed in connection therewith to be calculated on the basis set forth in Section 7(c)(i)(B).

               (ii) No fractional shares of Series B Preferred Stock or scrip shall be issued upon payment of any dividends in shares of Series B Preferred Stock upon conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, or shall be held by the same holder at the time of any automatic conversion, the number of full shares of Series B Preferred Stock issuable upon payment of such dividends shall be computed on the basis of the aggregate dividend amount that the Corporation has determined to pay in Series B Preferred Stock shares. Instead of any fractional shares of Series B Preferred Stock which would otherwise be issuable upon payment of such dividends, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the Liquidation Value (as shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series B Preferred Stock), rounded to the nearest cent ($.01).

     8.     Reacquired Shares.  Any shares of Series B Preferred Stock redeemed,
            -----------------
purchased, converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of such series and shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement and the filing of any certificate required in connection therewith pursuant to the Delaware General Corporation Law become authorized but unissued shares of Preferred Stock.


     SECOND:  That  said  determination  of the powers, designation, preferences
     ------
and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to said series of Preferred Stock, was duly made by the Board of Directors of the Corporation pursuant to the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Paul M. Frison, its President, on this 13th day of November, 1996.
     LIFECELL  CORPORATION



     By  /s/  Paul.  M.  Frison
       ------------------------
          Paul  M.  Frison,  President

CERTIFICATE  OF  AMENDMENT
     OF
     RESTATED  CERTIFICATE  OF  INCORPORATION
     OF
     LIFECELL  CORPORATION

     LifeCell Corporation, a Delaware corporation (the "Corporation"), does hereby certify:
     That the amendment set forth below to the Corporation's Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:
     I.     The  first paragraph of Article Fourth of the Corporation's Restated
                                            ------
Certificate of Incorporation is hereby deleted and replaced in its entirety by the following:
          Fourth:  The  total  number  of  shares  of  capital  stock  that  the
          ------
Corporation shall have authority to issue is 27,000,000, of which 2,000,000 shares of the par value of $.001 per share shall be a class designated Preferred Stock ("Preferred Stock") and 25,000,000 shares of the par value of $.001 per share shall be a class designated Common Stock ("Common Stock").

     IN WITNESS WHEREOF, LifeCell Corporation has caused this Certificate to be signed by its duly authorized officer this 20th day of May, 1996.


     LIFECELL  CORPORATION



     By            /s/  Paul  M.  Frison
       ---------------------------------
          Paul  M.  Frison,  President

     CERTIFICATE  OF  RETIREMENT
     OF
     SERIES  A  PREFERRED  STOCK
     OF
     LIFECELL  CORPORATION

     (Pursuant to Section 243 of the General Corporation Law of the State of Delaware)


LifeCell Corporation, a Delaware corporation (the "Company"), certified as follows:

     FIRST:     Article  Fourth  of  the  Company's  Restated  Certificate  of
Incorporation, as amended, authorizes the issuance of 300,000 shares of Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock").

     SECOND:     On  June  19,  1997,  the Board of Directors of the Company, by
resolution, retired 300,000 shares of Series A Preferred Stock, which shares constituted all of the authorized shares of Series A Preferred Stock.

     THIRD:     Article  Fourth  of  the  Company's  Restated  Certificate  of
Incorporation, as amended, prohibits the reissuance of such shares as Series A Preferred Stock, and, therefore, such shares are restored to the status of authorized but undesignated shares of preferred stock of the Company.

     FOURTH: Pursuant to the provisions of Section 243 of the General Corporation Law of Delaware, all reference to Series A Preferred Stock in the Restated Certificate of Incorporation, as amended, of the Company are hereby eliminated.

     IN WITNESS WHEREOF, LifeCell Corporation has caused this certificate to be signed and attested by Paul M. Frison, its duly authorized officer this 19th day of June, 1997.

     LIFECELL  CORPORATION



     By:  /s/  Paul  M.  Frison
     --------------------------------------------
     Paul  M.  Frison,  Chairman  of  the  Board
     President  and  Chief  Executive  Officer



     LIFECELL  CORPORATION

     CERTIFICATE  OF  AMENDMENT
     TO
     RESTATED  CERTIFICATE  OF  INCORPORATION,  AS  AMENDED


     LifeCell Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

     That the amendment set forth below to the Corporation's Restated Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

     1. The first paragraph of Article Fourth of the Restated Certificate of Incorporation, as amended, is hereby amended in its entirety to read as follows:

          "Fourth:  The  total  number  of  shares  of  capital  stock  that the
           ------
Corporation shall have authority to issue is 50,000,000, of which 2,000,000 shares of the par value of $.001 per share shall be a class designated Preferred Stock ("Preferred Stock"), and 48,000,000 shares of the par value of $.001 per share shall be a class designated Common Stock ("Common Stock")."


     In Witness Whereof, LifeCell Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 1 st day of June, 1998.


                         LIFECELL  CORPORATION

                         By:   /s/  Paul  M.  Frison

                         ----------------------------------
                               Paul  M.  Frison,  President

                              LIFECELL CORPORATION

     CERTIFICATE  OF  AMENDMENT
 .          to
     RESTATED  CERTIFICATE  OF  INCORPORATION,  AS  AMENDED


     LifeCell Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

     That the amendments set forth below to the Corporation's Restated Certificate of Incorporation, as amended, were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

     1.     Paragraph  3(b)  of  the  Certificate  of  Designation  of  Series B
Preferred  Stock  is  hereby  amended  in  its  entirety  to  read  as  follows:

          "(b)     Directors.  At  any  meeting  of  the  stockholders  of  the
                   ---------
Corporation held for the election of directors, (i) if at least 60,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting, the holders of Series B Preferred Stock, voting separately as a series, shall be entitled to elect two members of the Board of Directors of the Corporation, (ii) if less than 60,000 shares but at least 10,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting, the holders of Series B Preferred Stock, voting separately as a series, shall be entitled to elect one member of the Board of Directors of the Corporation and (iii) if less than 10,000 shares of Series B Preferred Stock are issued and outstanding on the record date for such meeting, the holders of Series B Preferred Stock, voting separately as a series, shall not be entitled to elect any members of the Board of Directors of the Corporation."

     2.     Paragraph  5(b)  of  the  Certificate  of  Designation  of  Series B
Preferred  Stock  is  hereby  amended  in  its  entirety  to  read  as  follows:

          "(b)     Automatic  Conversion.  Each  outstanding  share  of Series B
                   ---------------------
Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, at the Conversion Price then in effect, into fully paid and nonassessable shares of Common Stock on the date first occurring after the effectiveness of the Certificate of Amendment, including this sentence, on which the Current Market Price (as defined in the first sentence of Section 5(j) below) of the Common Stock equals or exceeds $9.30 (as equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares)."


     In Witness Whereof, LifeCell Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 1 st day of June, 1998.



                         LIFECELL  CORPORATION



                         By:  /s/  Paul  M.  Frison

                         ----------------------------------
                               Paul  M.  Frison,  President